     As filed with the Securities and Exchange Commission on April 19, 2001

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                VECTOR GROUP LTD.

             (Exact name of registrant as specified in its charter)

             Delaware                                           65-0949535
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                            100 S. E. Second Street
                              Miami, Florida 33131
                                 (305) 579-8000
                        (Address, including zip code, and
                     telephone number, including area code,
                       of registrant's principal executive
                                    offices)

                              --------------------

                          1998 LONG-TERM INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                              --------------------

                                RICHARD J. LAMPEN
                            EXECUTIVE VICE PRESIDENT
                                VECTOR GROUP LTD.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131
                                 (305) 579-8000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                                             Proposed          Proposed
                                                              Maximum          Maximum
                                             Amount          Offering         Aggregate         Amount of
        Title of Each Class of               to be            Price           Offering        Registration
     Securities to be Registered           Registered      Per Security         Price             Fee
-------------------------------------------------------------------------------------------------------------

Common Stock, par value                     5,064,500           $11.40(1)    $57,713,113(1)      $14,428
    $.10 per share; to be issued
    under 1998 Long-Term
    Incentive Plan

Common Stock, par value                       448,000           $21.15(2)    $ 9,475,200(2)      $ 2,369
    $.10 per share; available for
    issuance under 1998 Long-
    Term Incentive Plan

         Total                              5,512,500                        $67,188,313         $16,797
                                             Shares
=============================================================================================================


(1) The registration fee for the Common Stock to be issued pursuant to outstanding options under each stock plan was calculated in accordance with Rule 457(h) of the Securities Act based upon the price per share at which the options may be exercised.

(2) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on April 11, 2001.

(3) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.





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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.

       Not required to be filed with the Securities and Exchange Commission (the "SEC").

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

       Not required to be filed with the SEC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed or to be filed by Vector Group Ltd. (the "Registrant") with the SEC (File No. 1-5759) are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above.

3. The description of the Registrant's Common Stock contained in its Current Report on Form 8-K, filed with the SEC on April 3, 2000, including all amendments and reports filed for the purpose of updating such descriptions.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

       Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Richard J. Lampen, Executive Vice President and Special Counsel of the Registrant, holds options to purchase 238,910 shares of Common Stock of the Registrant at $4.54 per share and options to purchase 105,000 shares of such Common Stock at $14.70 per share.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law and Article VI of the Registrant's By-Laws provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

       Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorized the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporate Law or (iv) obtains an improper personal benefit. Article Eighth of the Registrant's Amended and Restated Certificate of Incorporation includes a provision which eliminates directors' personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

Item 8. EXHIBITS.


              Exhibit
   (a)          No.                   Description
              -------                 -----------

               4 Vector Group Ltd. 1998 Long-Term Incentive Plan (incorporated by reference to Appendix to the Registrant's Proxy Statement dated September 15,
                          1998).

               5          Opinion of Richard J. Lampen, Esq.

               23.1       Consent of PricewaterhouseCoopers LLP.

               23.2       Consent of Richard J. Lampen, Esq. (included in
                          Exhibit 5).

               24 Power of Attorney (included in the signature page hereof).

Item 9. UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities




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

offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify any such directors, officers or controlling persons against such liabilities, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, and State of Florida, on the 19th day of April, 2001.

                                        VECTOR GROUP LTD.


                                        By: /s/ Joselynn D. Van Siclen
                                            ------------------------------------
                                                Joselynn D. Van Siclen
                                                Vice President, Treasurer and
                                                Chief Financial Officer

       Each person whose signature appears below hereby authorizes Richard J. Lampen, Marc N. Bell and Joselynn D. Van Siclen, and each of them individually (the "Agent"), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 19, 2001.


/s/ Bennett S. LeBow                       Chairman of the Board of
-------------------------------------      Directors and Chief
Bennett S. LeBow                           Executive Officer
                                           (Principal Executive Officer)

/s/ Joselynn D. Van Siclen                 Vice President, Treasurer and
-------------------------------------      Chief Financial Officer (Principal
Joselynn D. Van Siclen                     Financial Officer and Principal
                                           Accounting Officer)


/s/ Robert J. Eide                         Director
-------------------------------------
Robert J. Eide



/s/ Howard M. Lorber                       Director
-------------------------------------
Howard M. Lorber



/s/ Jeffrey S. Podell                      Director
-------------------------------------
Jeffrey S. Podell



/s/ Jean E. Sharpe                         Director
-------------------------------------
Jean E. Sharpe





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